UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2016

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46- 2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

411 East Wisconsin Avenue, Suite 2100
Milwaukee, Wisconsin 53202
(Address of Principal executive offices, including Zip Code)

(414) 277-9300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2016, Jason Industries, Inc. (the “Company”) announced a new organizational structure and corresponding leadership changes, including the following: (a) A. Craig Ivey has been appointed interim President and Chief Operating Officer while the Board of Directors conducts a search for a permanent President and Chief Operating Officer; (b) Srivas Prasad, formerly the Company’s President, Seating Segment, has been appointed Senior Vice President and General Manager - Seating and Acoustics; and (c) Florestan von Boxberg, formerly the Company’s President, Finishing Segment, and David A. Cataldi, formerly the Company’s President, Acoustics Segment, will be leaving the Company.
Mr. Ivey, 58, is a partner of Quinpario Partners LLC, an investment, operating and management firm based in St. Louis, Missouri, and Vice President - Operations of Quinpario Acquisition Corporation 2, a blank check company. Mr. Ivey was previously Vice President - Operations of Quinpario Acquisition Corp. and served in such position from its inception in May 2013 until its business combination with the Company in June 2014. Prior to July 2012, he served as President and General Manager of the Performance Films Division for Solutia Inc., a global chemical and performance materials company (the Performance Films division of Solutia was a leader in aftermarket window film with annual revenues of $300 million and operations in Europe, Asia and the Americas, and as President and General Manager, Mr. Ivey had responsibility for all commercial, manufacturing, technology, and strategic aspects of the business). Mr. Ivey joined Solutia at the company’s inception in 1997 and possesses over 30 years of manufacturing, supply chain, business and leadership expertise, including service in the Asia Pacific region. Mr. Ivey holds a Bachelors degree in Chemical Engineering from Auburn University. Mr. Ivey has served as a consultant to the Company since December 1, 2015.
A copy of the press release announcing the organizational structure and leadership changes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.
The Company entered into a Business Services Consulting Agreement, dated as of December 1, 2015 (the “Ivey Agreement”), with Mr. Ivey relating to his consulting services for the Company, which will continue in effect during his service as interim President and Chief Operating Officer. Pursuant to the Ivey Agreement, Mr. Ivey will receive a monthly fee of $30,000 and will also receive reimbursement for all reasonable expenses incurred in the performance of his services. The Ivey Agreement has a month-to-month term, with automatic monthly renewals unless terminated pursuant to its terms.
The foregoing description of the Ivey Agreement is qualified in its entirety by reference to the full text of the Ivey Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
As previously disclosed, Jeffry N. Quinn was named interim Chief Executive Officer of the Company in November 2015 and was elected Chief Executive Officer on December 14, 2015. In connection with Mr. Quinn’s election as Chief Executive Officer, the Company entered into an Amendment, dated as of January 20, 2016, to the Interim Services Agreement dated as of

November 8, 2015 (as amended, the “Quinn Agreement”), with Mr. Quinn related to his service as Chief Executive Officer of the Company. Pursuant to the Quinn Agreement, Mr. Quinn received a monthly fee of $100,000 through December 31, 2015 and will receive a monthly fee of $60,708.33 starting January 1, 2016. In addition, commencing with the 2016 calendar year, Mr. Quinn is eligible to receive an annual cash bonus of 100% of his annual fees upon the achievement of target level performance (calculated the same way other executive bonuses are calculated). Mr. Quinn will also receive reimbursement of expenses, including reasonable temporary housing expenses (through March 31, 2016) and relocation and travel expenses, and will be reimbursed a lump sum of $75,000 to cover a portion of the costs associated with the subletting of his previous office. The Quinn Agreement runs through December 31, 2016 (and automatically renews on a month-to-month basis thereafter), unless terminated earlier pursuant to its terms.
The foregoing description of the Quinn Agreement is qualified in its entirety by reference to the full text of the Quinn Agreement, which is filed (or incorporated by reference) as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)    Not applicable.
(b)    Not applicable.
(c)    Not applicable.
(d)    Exhibits. The following exhibits are being filed herewith:

Exhibit No.     Description

(10.1)	Business Services Consulting Agreement, dated as of December 1, 2015, between Jason Industries, Inc. and A. Craig Ivey.

(10.2)
Interim Services Agreement dated as of November 8, 2015 between Jason Industries, Inc. and Jeffry N. Quinn (incorporated by reference to Exhibit 10.1 to Jason Industries, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2015).

(10.3)	Amendment, dated as of January 20, 2016, to Interim Services Agreement dated as of November 8, 2015 between Jason Industries, Inc. and Jeffry N. Quinn.

(99.1)	Press Release of Jason Industries, Inc., dated January 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By:    /s/ Thomas L. Doerr, Jr.
Name:    Thomas L. Doerr, Jr.

Title:	Vice President, General Counsel and Secretary

Date: January 25, 2016

JASON INDUSTRIES, INC.

Exhibit Index to Current Report on Form 8‑K
Dated January 19, 2016
Exhibit No.     Description

(10.1)	Business Services Consulting Agreement, dated as of December 1, 2015, between Jason Industries, Inc. and A. Craig Ivey.

(10.2)
Interim Services Agreement dated as of November 8, 2015 between Jason Industries, Inc. and Jeffry N. Quinn (incorporated by reference to Exhibit 10.1 to Jason Industries, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2015).

(10.3)	Amendment, dated as of January 20, 2016, to Interim Services Agreement dated as of November 8, 2015 between Jason Industries, Inc. and Jeffry N. Quinn.

(99.1)	Press Release of Jason Industries, Inc., dated January 19, 2016.